Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ambarella, Inc. of our report dated July 11, 2012, except for the effects of the reverse stock split described in Note 16, as to which the date is September 12, 2012, relating to the financial statements of Ambarella, Inc., which appears in the Company’s prospectus filed pursuant to Rule 424(b) in connection with the Company’s Registration Statement on Form S-1 (No. 333-174838).

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 18, 2012